Report of Independent Registered Public Accounting Firm


To the Board of Trustees of
Vanguard World Funds and Shareholders of
Vanguard FTSE Social Index Fund,
Vanguard International Growth Fund,
Vanguard U.S. Growth Fund,
Vanguard Materials Index Fund,
Vanguard Consumer Discretionary Index Fund,
Vanguard Consumer Staples Index Fund,
Vanguard Health Care Index Fund,
Vanguard Financials Index Fund,
Vanguard Information Technology Index Fund,
Vanguard Utilities Index Fund,
Vanguard Energy Index Fund,
Vanguard Industrials Index Fund and
Vanguard Telecommunication Services Index Fund


In planning and performing our audits of the financial statements of Vanguard FTSE Social Index Fund, Vanguard International
Growth Fund, Vanguard U.S. Growth Fund, Vanguard Materials
Index Fund, Vanguard Consumer Discretionary Index Fund,
Vanguard Consumer Staples Index Fund, Vanguard Health Care
Index Fund, Vanguard Financials Index Fund, Vanguard
Information Technology Index Fund, Vanguard Utilities Index
Fund, Vanguard Energy Index Fund, Vanguard Industrials Index
Fund and Vanguard Telecommunication Services Index Fund (constituting Vanguard World Funds, hereafter referred to as the ?Trust?) as of and for the year ended August 31, 2007, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered the Trust's internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Trust's internal control over financial reporting.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company?s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control over financial reporting includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company?s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the company?s ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the company?s annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Trust's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United
States). However, we noted no deficiencies in the Trust's internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of August 31, 2007.

This report is intended solely for the information and use of management and the Board of Trustees of Vanguard World
Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



PricewaterhouseCoopers LLP
October 10, 2007

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